Exhibit 15.2

Governance

Corporate governance introduction

Global standards – both statutory and voluntary – underpin our governance framework, and our overarching aim is to honour our moral imperative to all stakeholders.

GOVERNANCE PRACTICES AND REPORTING

The company’s disclosure standards are guided by the South African Companies Act No 71 of 2008, requirements governing its primary listing on the JSE, New York Stock Exchange (NYSE) requirements and King III.

Harmony’s FY13 integrated annual report combines financial and non-financial reporting. This report has been developed in line with the requirements of both King III and the Global Reporting Initiative (GRI).

CODE OF ETHICS

Through a process of constructive employee engagements, Harmony has enshrined the following values as those to which the company and its employees subscribe: safety, accountability, achievement, connectedness and honesty. Harmony’s code of ethics commits the company, employees and contractors to these values and to the highest ethical standards, free from conflicts of interest.

An ethics committee was established seven years ago by the executive committee to monitor the ethical culture and standards of integrity in Harmony. It reports to the executive committee which, in turn, reports to the social and ethics committee of the board. The ethics committee assesses declarations of interest in terms of the code as well as reports from the white-collar crime committee. In 2011 the code was reviewed and updated in line with the provisions of King III and in 2013 it was reviewed and aligned with Harmony’s updated values.

Among the available channels for employees and stakeholders, Harmony has a dedicated, 24-hour crime line (0800 811 811) managed by an external auditing specialist. Suspected irregularities can be reported anonymously via the crime line. All alleged irregularities reported through the crime line or other available channels are logged and investigated, and concurrently monitored by the white-collar crime committee. During FY13, a total of 100 alleged irregularities were logged – these included matters relating to corruption, fraud, bribery, non-compliance with policies, theft etc. Of these cases, 23% were concluded as unfounded and 39% were still under investigation at year end. Relevant action is instituted in cases where wrongdoing is proven – of the irregularities reported in FY13, 10 resulted in dismissals and disciplinary action was instituted in the remaining cases (some of which are still in progress).

Harmony protects the identities of employees who report non-compliance with the code of ethics and encourages stakeholders to use the company’s crime line or any of the other reporting structures.

HARMONY IN BRIEF
GROUP OVERVIEW
LEADERSHIP COMMENTARY AND PERFORMANCE
STRATEGY AND VALUES IN ACTION
GOVERNANCE
FINANCIALS
SHAREHOLDER INFORMATION AND ADMINISTRATION

BOARD COMPOSITION

BOARD OF DIRECTORS (15)

Non-independent chairman
- Patrice Motsepe

Independent non-executive directors* (10)
- Modise Motloba (deputy chairman)
- Fikile De Buck (lead independent)
- Joaquim Chissano
- Ken Dicks
- Simo Lushaba
- Cathie Markus
- Mavuso Msimang
- Karabo Nondumo
- Vishnu Pillay
- John Wetton

Non-executive director (1)
- André Wilkens

Executive directors (3)
- Graham Briggs
- Frank Abbott
- Mashego Mashego

Audit and risk committee (5)
- John Wetton* (chairman)
- Fikile De Buck*
- Modise Motloba*
- Simo Lushaba*
- Karabo Nondumo*

Investment committee (6)
- Simo Lushaba* (chairman)
- Ken Dicks*
- Cathie Markus*
- Vishnu Pillay*
- John Wetton*
- André Wilkens

Nomination committee (5)
- Fikile De Buck* (chairman)
- Joaquim Chissano*
- Patrice Motsepe
- Modise Motloba*
- Mavuso Msimang*

Remuneration committee (6)
- Cathie Markus* (chairman)
- Fikile De Buck*
- Simo Lushaba*
- Karabo Nondumo*
- John Wetton*
- André Wilkens

Social and ethics committee (6)
- Modise Motloba* (chairman)
- Joaquim Chissano*
- Fikile De Buck*
- Cathie Markus*
- Mavuso Msimang*
- John Wetton*

Technical committee (4)
- André Wilkens (chairman)
- Ken Dicks*
- Cathie Markus*
- Vishnu Pillay*

* Independent non-executive director

The Harmony board and its committees are guided by individual charters that can be viewed on our website and work plans. These are reviewed every second year or as required.

Harmony's existing operational structure is shown below:

The board

Executive directors
- CEO: Graham Briggs
- FD: Frank Abbott
- Mashego Mashego

Non-executive directors

Executive team
- SA COO: Tom Smith (SA OPSCO)
- CEO SE-Asia: Johannes van Heerden (SE-Asia OPSCO)
- Mineral resources development and growth: Jaco Boshoff
- Human resources: Anton Buthelezi
- Legal, governance and ethics: Pheello Dikane
- Environment: Melanie Naidoo-Vermaak
- Safety, health and technology: Alwyn Pretorius
- Corporate and investor relations: Marian van der Walt
- Risk management and services improvement: Abré van Vuuren

Harmony Integrated Annual Report 2013 ■ 55

Governance

Board of directors

Our

Non-executive chairman

Patrice Motsepe (51)

BA (Legal), LLB

Appointed to the board in 2004

Current directorships

African Rainbow Minerals Limited (ARM) Sanlam Limited Sanlam Life Insurance Limited

Experience

Patrice was a partner in one of the largest law firms in South Africa, Bowman Gilfillan Inc. He was a visiting attorney in the USA with the law firm, McGuire Woods Battle and Boothe. In 1994 he founded Future Mining, which grew rapidly into a successful contract mining company. He then formed ARMgold in 1997, which listed on the JSE in 2002. ARMgold merged with Harmony in 2003 and led to the takeover of Anglovaal Mining (Avmin). In 2002 he was voted South Africa’s Business Leader of the Year by CEOs of the top 100 listed companies in South Africa, and named the Ernst & Young Best Entrepreneur of the Year. He has received numerous other business and leadership awards. He serves on the International Business Council of the World Economic Forum. Past business responsibilities include serving as president of Business Unity South Africa (BUSA) from 2004 to 2008 – BUSA is the representative voice of organised business in South Africa. He is also president of Mamelodi Sundowns Football Club and was appointed chairman of the newly formed BRICS Business Council in March 2013.

Harmony committees

Nomination committee

Deputy chairman

Modise Motloba (47)

BSc, Diploma in Strategic Management

Appointed to the board in 2004

Current directorships

Quartile Capital group of companies

Experience

Modise is currently chief executive officer of Quartile Capital (Proprietary) Limited. His 19 years’ experience in investment banking, treasury and fund management includes appointments at Rand Merchant Bank, African Merchant Bank, African Harvest Fund Managers and Goldman Sachs. Modise is a former president of the Association of Black Securities and Investment Professionals (ABSIP) where he was instrumental in formulating and negotiating the historic financial services charter in 2003.

Harmony committees

Social and ethics committee (chairman)

Nomination committee

Audit and risk committee

Lead independent non-executive director

Fikile De Buck (52)

BA (Economics), FCCA (UK)

Appointed to the board in 2006

Current directorships

Atlatsa Resources Corporation Amathuba Engineering (Pty) Ltd Fikita Creations (Pty) Ltd

Experience

A chartered certified accountant, Fikile is a fellow of the Association of Chartered Certified Accountants (ACCA) (UK). From 2000 to 2008, she worked in various capacities at the Council for Medical Schemes in South Africa, including as chief financial officer and chief operations officer. Prior to that, she was treasurer at the Botswana Development Corporation. Fikile is a non-executive director and chairman of the audit committee of Atlatsa Resources Corporation.

Harmony committees

Nominations committee (chairman)

Social and ethics committee

Remuneration committee

Audit and risk committee

board

Chief executive officer

Graham Briggs (60)

BSc (Hons) (Geology)

Joined Harmony in 1995

Appointed to executive management in 1997, CEO 2008

Experience

Graham has been in the mining industry for 38 years, initially as a geologist. His operational and managerial experience was developed at a number of South African gold mines, and he joined Harmony in 1995 as new business manager. He also served as chief executive of Harmony Australia.

Financial director

Frank Abbott (58)

BCom, CA(SA), MBL

Joined Harmony in 1994, executive management in 1997 and again in 2011

Experience

Frank joined the Harmony board as non-executive director in 1994, and was appointed financial director in 1997. In 2004 he was appointed financial director of ARM, while remaining on the Harmony board as non-executive director. In 2007, Frank was seconded to Harmony as interim financial director, a position he held until 2009. He was appointed executive director of Harmony in November 2011 and has served as financial director on the board of Harmony since February 2012.

Executive director

Mashego Mashego (49)

BA (Education), BA (Hons) (Human Resources Management)

Joint Management Development Programme, Global Executive Development Programme

Joined Harmony in 2005

Appointed to executive management in 2007

Experience

Mashego has over 20 years’ experience in human resources, developed largely in the industrial sector. Since joining Harmony in 2005, he has been responsible for group human resources development, transformation and, most recently, government relations.

SHAREHOLDER INFORMATION AND ADMINISTRATION

FINANCIALS

GOVERNANCE

STRATEGY AND VALUES IN ACTION

LEADERSHIP COMMENTARY AND PERFORMANCE

GROUP OVERVIEW

HARMONY IN BRIEF

Harmony Integrated Annual Report 2013 57

Governance

Board of directors continued

1. 2. 3. 4. 5.

Our

Independent non-executive director

1. Joaquim Chissano (74)

PHD

Appointed to the board in 2005

Current directorships

African Rainbow Minerals Limited Peace Parks Foundation

Experience

Former president of Mozambique (1986-2004), Joaquim also served as chairman of the African Union for 2003/2004. On leaving the presidency, he established the Joaquim Chissano Foundation for Peace Development and Culture, and has led various international peace initiatives on behalf of the United Nations, African Union and Southern African Development Community to Guinea-Bissau, Democratic Republic of the Congo, Uganda and Madagascar. In 2006 he was awarded the annual Chatham House prize for significant contributions to improving international relations and received the inaugural Mo Ibrahim prize for Achievement in African Leadership in 2007. Joaquim was appointed to the global development program advisory panel of the Bill and Melinda Gates Foundation in December 2009.

Harmony committees

Nomination committee

Social and ethics committee

Independent non-executive director

2. Ken Dicks (74)

Mine Managers Certificate (Metalliferous Mines) Mine Managers Certificate (Fiery Coal Mines) Management diplomas (Unisa) and (INSEAD)

Appointed to the board in 2008

Current directorships

Witwatersrand Consolidated Gold Resources Limited Bauba Platinum Limited

Experience

Ken has a mining engineering background with 39 years’ experience in the formal mining industry. He worked for Anglo American gold and uranium divisions for 37 years in various senior positions.

Harmony committees

Technical committee

Investment committee

Independent non-executive director

3. Dr Simo Lushaba (47)

BSc (Hons), MBA (Wales), DBA (University of KwaZulu-Natal)

Appointed to the board in 2002

Current directorships

Cashbuild Limited

Empowered Growth Partners (Pty) Limited GVSC Communications SA (Pty) Limited Talent Africa (Pty) Limited

Experience

Executive business coach, Simo previously held senior management positions at Spoornet (Rail & Terminal Services division), was vice-president of Lonmin Platinum and chief executive of Rand Water.

Harmony committees

Investment committee (chairman)

Audit and risk committee

Remuneration committee

Independent non-executive director

4. Cathie Markus (56)

BA, LLB

Appointed to the board in 2007

Current directorships

St Mary’s School Waverly Foundation (Sec 21)

Experience

Cathie spent 16 years at Impala Platinum Holdings Limited, initially as legal advisor and, from 1998 to 2007, as executive director responsible for legal, investor and community affairs. After graduating from the University of the Witwatersrand, Cathie served articles at Bell Dewar & Hall. On qualifying as an attorney, notary and conveyancer, she joined the legal department of Dorbyl Limited. She is currently a trustee of the Impala Bafokeng Trust and chairs the St Mary’s School Waverley Foundation.

Harmony committees

Remuneration committee (chairman)

Investment committee

Social and ethics committee

Technical committee

Independent non-executive director

5. Mavuso Msimang (71)

MBA (Project Management, United States International University, San Diego, California), BSc (University of Zambia)

Appointed to the board in 2011

Experience

Mavuso has 27 years’ experience in management at executive level. He was involved in the successful transformation and restructuring of various state-owned entities over a period of 16 years until 2010. Mavuso was director-general of the South African Department of Home Affairs and previously served successively as CEO of the State Information Technology Agency, South African National Parks and SA Tourism. He was country representative of international development organisations World University Service/Canada and CARE-International in Ethiopia and Kenya, respectively. He also held senior management positions with UNICEF and the World Food Program. He currently consults in the conservation and tourism sectors.

Harmony committees

Nomination committee

Social and ethics committee

6. 7. 8. 9.

board

Independent non-executive director

6. Karabo Nondumo (35)

BAcc, HDip (Acc), CA(SA)

Appointed to the board in 2013

Current directorships

Merafe Resources Limited Rolfes Holdings Limited South African Express Airways (SOC) Limited

Experience

Karabo is a consultant for Vodacom Business. Previous roles at Vodacom include executive head of Vodacom Business as well Mergers & Acquisitions. She was inaugural chief executive officer of AWCA Investment Holdings Limited (AIH) and former head of Global Markets Operations at Rand Refinery Limited. She is a former associate and executive assistant to the executive chairman at Shanduka Group. She was seconded to Shanduka Coal, where she was a shareholder representative, and also served on various boards representing Shanduka’s interests. She is a qualified Chartered Accountant and a member of the South African Institute of Chartered Accountants (SAICA) and African Women Chartered Accountants (AWCA). She is an independent non-executive director of Merafe Resources Limited, South African Express (SOC) Limited and Rolfes Holdings Limited. She is on the advisory board of Senatla Capital.

Harmony committees

Audit and risk committee Remuneration committee

Independent non-executive director

7. Vishnu Pillay (56)

BSc (Hons), MSc

Appointed to the board in 2013

Experience

Vishnu Pillay is currently executive head of Anglo American Platinum’s joint venture operations. Before joining Amplats in 2011, he was executive vice-president and head of South African operations for Gold Fields Limited and, prior to that, vice-president and head of operations at Driefontein Gold Mine. His 25 years at Gold Fields were interrupted by a two-year period with the Council for Scientific and Industrial Research, where he was director of mining technology and group executive for institutional planning and operations.

Harmony committees

Technical committee Investment committee

Independent non-executive director

8. John Wetton (64)

FCA, CA(SA)

Appointed to the board in 2011

Current directorships

Private companies

Experience

John was with Ernst & Young from 1967 to 2010. Corporate audit was his main focus, but for the final 11 years he played a business development role across Africa. He led Ernst & Young’s mining group for a number of years and continued to act as senior partner for some of the firm’s major mining and construction clients. He was a member of Ernst & Young’s executive management committee and was, until retirement, a member of the Ernst & Young Africa governance board.

Harmony committees

Audit and risk committee (chairman) Social and ethics committee Remuneration committee Investment committee

Non-executive director

9. André Wilkens (64)

Mine Manager’s Certificate of Competency, MDPA, RMIIA

Appointed to the board in 2007

Current directorships

African Rainbow Minerals Limited ARM Mining Consortium Limited

Assmang Limited TEAL Minerals (Barbados) Incorporated

Experience

André was appointed to the board of ARM in 2004 and was chief executive officer of ARM until March 2012. He is currently executive director growth and strategic development (based in the office of the ARM executive chairman). He headed ARMgold for five years and ARM Platinum for a year before being appointed chief operating officer of Harmony after its merger with ARMgold in 2003. André has over 43 years’ experience in the mining industry, particularly gold, platinum group metals, iron ore, manganese, coal, chrome, nickel and copper.

Harmony committees

Technical committee (chairman) Investment committee Remuneration committee

SHAREHOLDER INFORMATION AND ADMINISTRATION FINANCIALS GOVERNANCE

STRATEGY AND VALUES IN ACTION LEADERSHIP COMMENTARY AND PERFORMANCE GROUP OVERVIEW

HARMONY IN BRIEF

Harmony Integrated Annual Report 2013 59

Governance

Executive management

1. 2. 3. 4. 5.

Executive

Executive: mineral resources development and growth

1. Jaco Boshoff (44)

BSc (Hons), MSc, MBA, Pr Sci Nat

Joined Harmony in 1996

Appointed to exco in 2005

Experience

Jaco has been in the mining industry for 18 years, initially as a geologist. Most of his career has been spent with Harmony, progressing from ore reserve manager at various operations to the executive responsible for reserves and resources. He has been Harmony’s designated competent person for statutory reserves and resources reporting since 2004.

Executive: human resources

2. Anton Buthelezi (49)

National diploma (Human Resources Management), BTech (Labour Relations Management), advanced diploma in labour law

Joined Harmony in 2005

Appointed to exco in 2011

Experience

Anton rejoined Harmony in 2005 as human resources manager at Evander. He has over 23 years’ experience in human resources management in the mining industry. Previous positions include senior HR officer at Anglogold Ashanti, and mid and senior managerial positions in the same field at ARMgold, Samancor Chrome and Harmony. He has a proven track record in the full spectrum of HR functions as a generalist.

Executive: legal, governance and ethics

3. Pheello Dikane (47)

LLB, LLM (Labour Law), postgraduate diplomas in management practice and corporate law, MBL

Joined Harmony in 2009 as exco member

Experience

Pheello has 21 years’ experience in the mining industry. He started his career as a learner official (mining) and progressed to production mine overseer at AngloGold Ashanti Limited. During this time, he studied for his law degrees and then served articles at Perrott Van Niekerk Woodhouse Inc. After being admitted as an attorney, he returned to AngloGold Ashanti’s corporate office as a legal counsel, later joining Brink Cohen Le Roux as a senior associate where he became a director.

Executive: environmental management

4. Melanie Naidoo-Vermaak (38)

BSc (Hons), MSc, MBA

Joined Harmony in 2009 as exco member

Experience

Melanie’s expertise in sustainable development was built over 14 years in the private mining sector and public sector in South Africa as well as international environmental management exposure gained in the UK, Australia, Papua New Guinea, Fiji and Africa. She has worked at leading international mining companies, including De Beers, BHP Billiton and Anglo American.

Executive: safety, health and technology

5. Alwyn Pretorius (42)

BEng (Mining Engineering), BEng (Industrial Engineering), Mine Manager’s Certificate of Competence

Joined Harmony in 2003

Appointed to exco in 2007

Experience

Alwyn has 17 years of underground deep-level gold mining experience in different supervisory and management positions. Before assuming his current role, he was responsible for Harmony’s Gauteng operations.

6. 7. 8. 9.

management

Chief operating officer: South Africa

6. Tom Smith (57)

NHD (Mine Surveying and Metalliferous Mining)

Joined Harmony in 2002 Appointed to exco in 2007

Experience

Tom has 38 years’ experience in the mining industry: from surveying and ore reserves, to conventional, trackless and deep-level mining and projects. His multi-faceted experience, including as mine manager, was instrumental in successfully restructuring Harmony’s Free State operations several years ago.

Executive: corporate and investor relations

7. Marian van der Walt (40)

BCom (Law), LLB, higher diploma in tax, diplomas in corporate governance and insolvency law, certificates in business leadership (Wits and UJ)

Joined Harmony in 2003 Appointed to exco in 2005

Experience

Marian has over 14 years’ legal experience after completing articles at Routledges Modise Attorneys and being admitted as attorney and conveyancer. She joined Deloitte and Touche as an insolvency practitioner/administrator, and held legal and management positions in the commercial properties division of Standard Bank of South Africa Limited. She was appointed company secretary of Harmony in 2003 and assumed her current role five years later.

Chief Executive Officer (CEO): South-east Asia

8. Johannes van Heerden (41)

BCompt, CA(SA) (Hons)

Joined Harmony in 1998 Appointed to exco in 2005

Experience

Johannes was appointed CEO of Harmony’s south-east Asia operations in 2008. He is responsible for Harmony’s Papua New Guinea assets including an extensive exploration portfolio and the Morobe Mining Joint Ventures’ assets (Hidden Valley mine, Wafi-Golpu project and Morobe exploration, held in equal partnership with Newcrest Mining Limited). He joined Harmony as financial manager with operational and group reporting responsibility for the Free State region. He was appointed group financial manager in 2001, and relocated to Harmony South-east Asia as chief financial officer two years later.

Executive: risk management and services improvement

9. Abrè van Vuuren (53)

BCom, Development Programme in Labour Relations (Unisa), Management Development Programme (Unisa), Advanced Labour Law Programme (Unisa), Board Leadership Programme (Gordon Institute of Business Science)

Joined Harmony in 1997 Appointed to exco in 2000

Experience

Abré has over 30 years’ experience in the mining industry, specifically finance and human resources, on various gold mines and collieries in the Rand Mines Group. As a member of Harmony’s executive committee, he was initially responsible for industrial relations. He has held various positions in services and human resources prior to accepting his current position.

SHAREHOLDER INFORMATION AND ADMINISTRATION

FINANCIALS

GOVERNANCE

STRATEGY AND VALUES IN ACTION

LEADERSHIP COMMENTARY AND PERFORMANCE

GROUP OVERVIEW

HARMONY IN BRIEF

Harmony Integrated Annual Report 2013 61

Governance

Corporate governance summary

BOARD AND COMMITTEE MEETINGS ATTENDANCE

	Board	Audit and risk	Nomination	Remune-ration	Technical	Investment	Social and ethics
Number of meetings	4	5	5	4	8	4	5
Patrice Motsepe (chairman)	4	–	5	–	–	–	–
Modise Motloba (deputy chairman)	4	5	5	–	–	–	5
Joaquim Chissano	4	–	0	–	–	–	3
Fikile De Buck	4	3	4	4	–	–	4
Ken Dicks	4	–	–	–	8	4	–
Simo Lushaba	4	4	–	4	–	4	–
Cathie Markus	4	–	–	4	8	4	4
Mavuso Msimang	4	–	5	–	–	–	5
Karabo Nondumo*	–	–	–	–	–	–	–
Vishnu Pillay**	–	–	–	–	2	–	–
John Wetton	4	5	–	4	–	4	5
André Wilkens	4	–	–	4	8	4	–
Graham Briggs	4	–	–	–	–	–	–
Frank Abbott	4	–	–	–	–	–	–
Mashego Mashego	4	–	–	–	–	–	–

* Appointed 3 May 2013
** Appointed 8 May 2013
– Not applicable

ROTATION OF DIRECTORS

In terms of King III and the company's memorandum of incorporation, one-third of the board's non-executive directors must retire from office at the next annual general meeting (AGM). The non-executive directors to retire in each year will be those who have been longest in office since their last election. In addition, directors appointed after the previous AGM are also expected to stand down for election by shareholders at the AGM following their respective appointments.

Accordingly, the directors retire by rotation in accordance with the schedule below:

2010	2011	2012	2013
Patrice Motsepe	Mavuso Msimang	Fikile De Buck	Joaquim Chissano (8 years)
Joaquim Chissano	John Wetton	Simo Lushaba	Cathie Markus (6 years)
Cathie Markus	Ken Dicks	Modise Motloba	André Wilkens (6 years)
André Wilkens		Patrice Motsepe	Vishnu Pillay (new director)
			Karabo Nondumo (new director)

Short résumés of all directors to retire by rotation and eligible for re-election at the 2013 AGM appear on page 58. The (years) above refers to the number of years serving on the Harmony board.

62

RESTRICTIONS ON SHARE DEALINGS

Employees and directors are prohibited from dealing in Harmony shares during price-sensitive periods. The company secretary regularly distributes written notices, via email, to advise employees and directors of restricted periods. Employees are obliged, in terms of regulatory and governance requirements, to disclose any dealings in Harmony shares by themselves or related parties. The clearance procedure for directors to deal in Harmony shares is regulated in terms of the company’s policy on trading in shares.

COMPLYING WITH LEGISLATION

In terms of King III, the board ensures Harmony complies with applicable laws and considers adherence to non-binding rules, codes and standards.

No significant fines were paid by the company in any areas of operation in FY13, and no actions were brought against Harmony for anti-competitive behaviour, anti-trust or monopoly practices. Also refer to reports from the social and ethics (page 20) and audit and risk (page 73) committees.

Harmony is greatly affected by public policy locally and internationally. As such, the company is increasingly engaging with government on policy through the Chamber of Mines. Harmony also participates in lobbying with Eskom and the energy regulator on issues such as security, supply and cost of electricity as well as potential carbon taxes.

In FY13 Harmony, through the Chamber of Mines, actively participated in reviews of key mining legislation, for example:

Revisions to the Mining Charter

Amendments to the Labour Relations Act.

The company also lobbies on environmental legislative reform including:

The current amendment bill to the MPRDA

Climate change policy, carbon offset initiative and carbon tax

National water investment framework.

Harmony has participated in the Wonderfontein Spruit catchment forum and the mining industries group, Sandvet irrigation scheme committee, and in finalising the remedial action plan report – an initiative between government, industry and civil society.

POLITICAL DONATIONS

In FY13 donations totalling R3 million were made.

MEMORANDUM OF INCORPORATION

In terms of the Companies Act, a memorandum of incorporation was approved by shareholders at the AGM held on 28 November 2012.

SHAREHOLDER INFORMATION AND ADMINISTRATION

FINANCIALS

GOVERNANCE

STRATEGY AND VALUES IN ACTION

LEADERSHIP COMMENTARY AND PERFORMANCE

GROUP OVERVIEW

HARMONY IN BRIEF

Harmony Integrated Annual Report 2013 63

Governance
Corporate governance summary continued

SARBANES-OXLEY

Full details of Sarbanes-Oxley processes and compliance are reported in the Form 20-F for FY13. Refer to Harmony's website to download the Form 20-F. The Form 20-F for FY13 will be filed and available on our website towards the end of October 2013.

INFORMATION MANAGEMENT AND ACCESS TO INFORMATION

Harmony complies with the Promotion of Access to Information Act of 2000 (PAIA).

KING III SUMMARY

As a highly regulated mining company, compliance is vital to our ability to operate. Harmony considers compliance as a minimum standard for all its activities and strives to exceed this in all key aspects of its business.

In South Africa, companies are required to disclose compliance with King III in the current reporting year. The table below summarises Harmony's compliance, with a detailed version on our website, which also includes supplementary information for a complete view of our company's governance standards

King III compliance: 30 June 2013

Principle	Apply?	Explain
Principle 1.1 *The board should provide effective leadership based on an ethical foundation*	✓	Refer to principle 2.3
Principle 1.2 *The board should ensure the company is and is seen to be a responsible corporate citizen*	✓	Refer to principle 2.4
Principle 1.3 *The board should ensure the company's ethics are managed effectively*	✓	Refer to principle 2.5
Principle 2.1 *The board should act as the focal point for and custodian of corporate governance*	✓	The board advocates effective, responsible leadership and aims to lead by example. Governance structures and processes are regularly reviewed and adapted to accommodate internal developments and reflect national and international best practice while considering the best interests of the company. In FY12, we completed a comprehensive review of our compliance with King III. Aspects requiring enhanced application have been addressed in the audit and risk committee report on page 73 of our FY13 integrated annual report.
Principle 2.2 *The board should appreciate that strategy, risk, performance and sustainability are inseparable*	✓	As reflected in its terms of reference, and evident from the content of the integrated annual report, the board appreciates that strategy, risk, performance and sustainability are inseparable. The board annually considers and reviews the company's strategy relative to its risks, performance and sustainability at a strategy session arranged specifically for this purpose.

64

HARMONY IN BRIEF
GROUP OVERVIEW
LEADERSHIP COMMENTARY AND PERFORMANCE
STRATEGY AND VALUES IN ACTION
GOVERNANCE
FINANCIALS
SHAREHOLDER INFORMATION AND ADMINISTRATION

Principle	Apply?	Explain
Principle 2.3 *The board should provide effective leadership based on an ethical foundation*	✓	The board of directors is responsible for establishing management structures and processes based on ethical values and good corporate governance principles, ensuring Harmony's business is sustainable in terms of our financial, social and environmental performance. The board is governed by its terms of reference available on the website. The board and its committees have work plans to ensure responsibilities are appropriately addressed throughout the year.
Principle 2.4 *The board should ensure the company is and is seen to be a responsible corporate citizen*	✓	Responsible citizenship is a core principle underpinning Harmony's values and a key component of the board's terms of reference. Through its social and ethics committee, the board ensures the company remains a committed, socially responsible corporate citizen.
Principle 2.5 *The board should ensure the company's ethics are managed effectively*	✓	Harmony's code of ethics was adopted to respond to the challenge of ethical conduct in the business environment. The code is reviewed every second year by the board and its application is monitored by management. All employees (including contract employees), directors or officers and service providers/suppliers are expected to abide by the code. The company's ethics programme is subject to independent assurance as part of the internal audit coverage plan. Management is revising the roles and responsibilities for various facets of ethics management (eg board committee responsibilities, fraud risk management). This will include a review and potential redesign of the ethics management programme to address integration and further improve levels of proactive ethical risk management.
Principle 2.6 *The board should ensure the company has an effective and independent audit committee*	✓	Shareholders annually elect the members of the audit and risk committee, all of whom are independent non-executive directors. The board has approved the mandate for this committee, which includes monitoring risk management and therefore, in Harmony, the committee is known as the audit and risk committee. In FY13, the committee again complied with its legal, regulatory and other responsibilities assigned by the board in terms of its terms of reference. These are detailed in the committee's report on page 73 of the FY13 integrated annual report.
Principle 2.7 *The board should be responsible for the governance of risk*	✓	The board is ultimately responsible for the governance of risk in line with the act, King III and the board's terms of reference. The board is assisted by the audit and risk committee, ensuring that significant risks facing Harmony are adequately addressed. For more information, refer to the risk management report on page 72 of the FY13 integrated annual report.
Principle 2.8 *The board should be responsible for information technology (IT) governance*	✓	The audit and risk committee of the board oversees and monitors IT governance and views this as an important aspect of risk management. Refer to IT governance report included in the supplemental corporate governance report.

Harmony Integrated Annual Report 2013 ■ 65

Governance

Corporate governance summary continued

Principle Apply? Explain

Principle 2.9 The board should ensure the company complies with applicable laws and considers adherence to non-binding rules, codes and standards ✓ As part of our approved planned internal audit coverage, a review to identify Harmony’s regulatory universe is under way. The objective is to assist management in identifying and prioritising laws and regulations that may apply to Harmony. In addition, Harmony’s regulatory compliance strategy will be reviewed to consider the adequacy and effectiveness of the strategy and approach and, if appropriate, identify gaps and provide guidance and recommendations for improvement. Feedback on the outcome of the reviews will be provided in the FY14 integrated annual report. Harmony is committed to continuous application of the act and complying with all relevant legislation in South Africa and PNG. As a listed public company with a primary listing on the JSE, Harmony abides by the JSE Listings Requirements. Harmony is also listed on the NYSE in the form of American Depositary Receipts (ADRs) and as International Depository Receipts on the Berlin and Brussels Exchanges. It is therefore further regulated by the US Securities and Exchange Commission. Harmony also voluntarily complies with the principles of the UN Global Compact, ICMM, Global Reporting Initiative and the Cyanide Code. No fines were paid by the company in any areas of operation in FY13, and no actions were brought against Harmony for anti-competitive behaviour, anti-trust or monopoly practices.

Principle 2.10 The board should ensure there is an effective risk-based internal audit ✓ The internal audit function is responsible for assisting the board and management by independently reviewing the adequacy and effectiveness of Harmony’s system of internal control. Significant findings are reported to the audit and risk committee and follow-up audits are conducted in areas where significant internal control weaknesses are found. Harmony has an in-house internal audit function in a co-sourced arrangement with KPMG to provide assurance on the effectiveness of governance, risk management and the internal control environment. A new head of internal audit was appointed in September 2013. The purpose, authority and responsibility of the internal audit function are formally documented in the internal audit charter as approved by the audit and risk committee. The head of internal audit reports directly to the audit and risk committee, but on administrative matters will in future report to the executive: risk management and services improvement.

Principle 2.11 The board should appreciate that stakeholders’ perceptions affect the company’s reputation ✓ The board considers and responds to the legitimate interests and expectations of Harmony’s stakeholders. The social and ethics committee receives quarterly reports on stakeholder engagement, which are then summarised for board meetings. Board members are also regularly apprised of shareholder perceptions after management road shows.

HARMONY IN BRIEF
GROUP OVERVIEW
LEADERSHIP COMMENTARY AND PERFORMANCE
STRATEGY AND VALUES IN ACTION
GOVERNANCE
FINANCIALS
SHAREHOLDER INFORMATION AND ADMINISTRATION

Principle	Apply?	Explain
Principle 2.12 *The board should ensure the integrity of the company's integrated report*	✓	The integrated report is reviewed by the audit and risk committee and recommended to the board for approval. The social and ethics committee reviews supplementary information to the integrated annual report on sustainable development and recommends this to the board for approval.
Principle 2.13 *The board should report on the effectiveness of the company's system of internal controls*	✓	Refer to the audit and risk committee report on page 73 of the integrated annual report.
Principle 2.14 *The board and its directors should act in the best interests of the company*	✓	The board debates issues rationally and with sufficient information from management to reach an objective assessment. All directors are mindful of their duty to act in the best interests of the company. The board has approved a policy for dealing in Harmony shares which applies to directors, prescribed officers and selected employees.
Principle 2.15 *The board should consider business-rescue proceedings or other turnaround mechanisms as soon as the company is financially distressed as defined in the Companies Act*	✓	The board reviews the financial performance of the company each quarter to assess its financial position of the company. Solvency and liquidity tests are performed in accordance with the Companies Act to support the issued going-concern statements. Should the company ever become financially distressed, the board will consider appropriate mechanisms to address this.
Principle 2.16 *The board should elect a chairman who is an independent non-executive director. The chief executive officer of the company should not also fulfil the role of chairman of the board.* JSE Listings Requirement, section 3.84(c)	✓	The chairman of the board is not considered independent. The board, however, believes that the value added by Patrice Motsepe as chairman is significant. Mr Motsepe was re-elected as chairman in August 2013 for a period of one year as recommended by King III. His appointment is based on his ability to add significant value to the board and his outstanding performance against what is expected of his role and function. As part of the succession plan for the position of chairman, Modise Motloba was appointed deputy chairman in August 2012 and re-elected as such in August 2013. Fikile De Buck was reappointed lead independent non-executive director in August 2013, as the chairman is not independent. This appointment is in line with the requirements of King III to assist the board in managing any actual or perceived conflicts of interest. The roles of chairman and chief executive officer (CEO) are separate and distinct, and governed by the board's terms of reference and a delegation of authority framework. This framework also applies to principle 2.17.
Principle 2.17 *The board should appoint the chief executive officer and establish a framework for the delegation of authority*	✓	The role, functions and performance criteria of the CEO were reviewed and agreed in FY12 when Graham Briggs' contract was extended for a further four years. The board will evaluate the performance of the CEO in relation to those agreed parameters. The board ensures that a succession plan for the CEO and other members of the executive team is in place. On recommendation from the nomination committee, these plans are reviewed annually.

Harmony Integrated Annual Report 2013 ■ 67

Governance

Corporate governance summary continued

Principle	Apply?	Explain
Principle 2.18 *The board should comprise a balance of power, with a majority of non-executive directors. The majority of non-executive directors should be independent* JSE Listings Requirement, section 3.84(b)	✓	We have paid specific attention to the composition of our board to ensure it reflects our objectives and is therefore sustainable. Harmony has a unitary board comprising a majority of independent non-executive directors. We exceed the 2014 Mining Charter requirement that 40% of the board be drawn from HDSA groups. At year end, that representation was 60%. Three of Harmony's non-executive directors are women and, in total, nine directors are drawn from groups considered HDSAs. On recommendation of the nomination committee, the board evaluated and confirmed the classification of independent non-executive directors as independent. **Board appointments:** Ms Karabo Nondumo was appointed as director of the board and member of the audit and risk and remuneration committees on 3 May 2013. Mr Vishnu Pillay was appointed as director of the board and member of the technical and investment committees on 8 May 2013.
Principle 2.19 *Directors should be appointed through a formal process* JSE Listings Requirement, section 3.84(a)	✓	The nomination committee ensures that procedures governing appointments to the board are formal and transparent by making recommendations to the board on all new board appointments and reviewing succession planning for directors and other members of the executive team. In line with King III, the chairman of the board is a member of the committee. In making new appointments to the board, Harmony considers skills, experience, gender and demographic composition and believes it has an acceptable balance of members. The company is satisfied that non-executive and independent directors are of sufficient calibre, experience and number for their views to carry significant weight in the board's decisions. While the nomination committee makes recommendations on appointments to the board, these appointments are considered by the board as a whole in accordance with its terms of reference.
Principle 2.20 *The induction and ongoing training and development of directors should be conducted through formal processes*	✓	The formal board induction programme is managed by the company secretary. On appointment and as part of the company's board induction programme, new directors receive comprehensive company information and governance packs. They are invited to meet with management at the company's head office for a tour of the business and informal introductory meetings with various management teams. A formal training needs analysis is conducted annually and supplemented with ad hoc training needs identified throughout the year. The board receives formal training on relevant topics one hour prior to each board meeting. In addition, the company secretary provides board members with regular updates on regulatory and industry developments. Board members are also invited to attend site visits at our operations and at our social development projects throughout the year.

68

Principle Apply? Explain

Principle 2.21 ✓ The board should be assisted by a competent, suitably qualified and experienced company secretary

JSE Listings Requirement, section 3.84(i)&(j)

In terms of the relevant section of the JSE Listings Requirements, the board has, on recommendation from the nomination committee, considered the qualifications, level of experience and competence of the company secretary. The board is satisfied that Riana Bisschoff is sufficiently competent, qualified and experienced to act as Harmony’s company secretary. The board is further satisfied that Riana is not a director of the board or any of the company’s subsidiaries and therefore maintained an arm’s-length relationship with the board during the year under review. The following information was taken into consideration during the review:

Riana Bisschoff (LLB, LLM) is a qualified attorney, conveyancer and notary. She has been a company secretary for the past nine years (six years in a listed environment). Riana was appointed group company secretary in March 2012, and is fully supported by the board and management. She plays an active role in achieving good corporate governance, supporting the chairman and the board in:

– Ensuring the effective functioning of the board

– Providing guidance to the chairman, board and directors of Harmony’s subsidiaries on their responsibilities and duties in the prevailing regulatory and statutory environment

– Raising matters that may warrant the attention of the board.

The company secretary assists in ensuring that the board’s decisions and instructions are clearly communicated to the relevant stakeholders, and is available as a central source of guidance and advice in Harmony on matters of ethics.

Principle 2.22 ✓ The evaluation of the board, its committees and individual directors should be performed every year

In terms of its terms of reference, the board conducts an annual self-assessment of its performance, as well as board committees, individual directors and the chairman. As part of the board’s philosophy of sound governance, the audit firm KPMG was again appointed to assist with the annual board self-assessment, which will be completed in October 2013. This service will be independent of services supplied by KPMG as co-sourced internal auditors of the company. A full report based on the findings of this evaluation will be considered by the board and improvements made where necessary. Suggested areas identified for improvement in FY13 have been successfully addressed and implemented throughout the year.

SHAREHOLDER INFORMATION AND ADMINISTRATION

FINANCIALS

GOVERNANCE

STRATEGY AND VALUES IN ACTION

LEADERSHIP COMMENTARY AND PERFORMANCE

GROUP OVERVIEW

HARMONY IN BRIEF

Harmony Integrated Annual Report 2013 69

Governance

Corporate governance summary continued

Principle Apply? Explain

Principle 2.23 ✓ The board should delegate certain functions to well-structured committees without abdicating its own responsibilities

JSE Listings Requirement, section 3.84(d)

To assist the board in discharging its duties, certain responsibilities have been delegated to board committees in terms of the board delegation of authority and committee terms of references. At 30 June 2013, these committees comprised:

Audit and risk committee (report on page 73 of the integrated annual report)

Investment committee – considers projects, acquisitions and disposals in line with Harmony’s strategy and ensures due diligence procedures are followed; performs other investment-related functions designated by the board

Nomination committee – ensures procedures governing board appointments are formal and transparent; makes recommendations to the board on all new board appointments; reviews succession planning for directors and other members of the executive team and oversees the board’s self-assessment process

Remuneration committee (report on page 78 of the integrated annual report)

Social and ethics committee (report on page 20 of the integrated annual report)

Technical committee – platform to discuss strategy, performance against targets, operational results, projects and safety; informs the board of key developments, progress against objectives and challenges facing operations; reviews strategic plans before recommending to the board for approval; provides technical guidance and support to management.

During the review period, the majority of members of all board committees were independent non-executive directors. All board committees were chaired by an independent non-executive director, except for the technical committee chaired by André Wilkens (a non-independent non-executive director). The board is confident that André’s leadership as chairman of the technical committee is in the best interest of the company, based on his extensive knowledge of the specific areas of responsibilities of that committee.

These committees do not reduce the board’s overall responsibility and the chairmen of all committees report and make recommendations to the board at each board meeting. Minutes of all committee meetings are included in meeting packs provided to each board member prior to board meetings for information purposes.

Each director has unrestricted access to the advice and services of senior management. All non-executive directors are able to visit Harmony’s operations at any time and attend management meetings at their discretion. Board members have unrestricted access to company and subsidiary information, records, documents and property. If required by a board member, independent professional advice may be obtained at the company’s expense.

Principle 2.24 ✓ A governance framework should be agreed between the group and its subsidiary boards

The board has approved a delegation of authority framework that includes subsidiary companies. In addition, group policies and procedures apply to all subsidiaries.

Principle	Apply?	Explain
Principle 2.25 *Companies should remunerate their directors and executives fairly and responsibly*	✓	Harmony understands that enhanced organisational performance depends on a competitive and balanced remuneration strategy, fairly applied. This benefits all stakeholders. The remuneration committee of the board ensures directors and executive managers are fairly rewarded for their individual contributions to the company's performance. In remunerating directors and executive managers, the committee considers the interests of shareholders and the financial and commercial health of the company. **Executive directors** have standard employment contracts that include a notice period of at least three months, and do not provide for predetermined compensation on termination. These directors have waived their rights to directors' fees and they participate in Harmony's share schemes and benefit from pension contributions. No **non-executive** director has a service contract with Harmony. Non-executive directors are entitled to fees as approved at Harmony's annual general meeting (AGM) and to reimbursement for out-of-pocket expenses incurred on the company's behalf. For more information, refer to the remuneration report on page 78 of the FY13 integrated annual report.
Principle 2.26 *Companies should disclose the remuneration of each director and certain senior executives*	✓	Harmony annually discloses the remuneration of all directors and prescribed officers. Refer to the remuneration report included on page 78 of the FY13 integrated annual report.
Principle 2.27 *Shareholders should approve the company's remuneration policy*	✓	The company's remuneration policy is presented to shareholders for approval at each annual general meeting. Refer to the remuneration report on page 78 of the FY13 integrated annual report.



Riana Bisschoff
Company Secretary

HARMONY IN BRIEF
GROUP OVERVIEW
LEADERSHIP COMMENTARY AND PERFORMANCE
STRATEGY AND VALUES IN ACTION
GOVERNANCE
FINANCIALS
SHAREHOLDER INFORMATION AND ADMINISTRATION

Harmony Integrated Annual Report 2013 ■ 71